UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is an excerpt from the transcript of the earnings conference call held by Air Products and Chemicals, Inc. on November 7, 2024.

Operator: Moving next to Jeff Zekauskas with JPMorgan.

Jeffrey J. Zekauskas (Analyst, JPMorgan Securities LLC): Thanks very much. Yeah, I think that there are two prominent activists that seem to be involved in Air Products, and one of them published a large slide deck. You know, maybe, generally speaking, all about the de-risking of various projects. When you – when you listen or look at the activist approach to Air Products, how do you reflect on it? Is it something that leads you to change your behavior in any way or not change your behavior? How do you assess the different new owners and your products and their ideas about the company?

Seifollah Ghasemi: Hey, Jeff, thank you for your question. I mean, Air Products has 220 million shares. We have many, many investors. And we have respect for all of our investors, as you know very well. We meet very often with our investors, and we believe the view of all of the investors is as important as the view of one investor. So, I don’t want to single out the fact that we listen to a particular investor, we listen to all of our investors. And the suggestions that have been made by all of our different investors is pretty consistent. They want us to focus on our base industrial gas business, which we are. And they also want to make sure that we are investing in the developing green hydrogen business in a responsible way. And we are obviously doing that. And all of our investors throughout the years always ask about succession planning and we have always been very diligent about succession planning. And we have now laid out very specifically what we want to do. So as I said, we listen to all of our shareholders and we take their views very seriously and consider them and then act on them if necessary.

Important Additional Information and Where to Find It

Air Products and Chemicals, Inc. (the “Company”) plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Prior to the 2025 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.airproducts.com/ or by Innisfree M&A Incorporated, toll-free at (877) 750-0537 banks and brokers call collect at (212) 750-5833.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from stockholders in connection with the 2025 Annual Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on December 8, 2023. Information regarding the ownership of the Company directors and executive officers in the shares of the Company common stock is included in their SEC filings on Forms 3, 4, and 5, which can be found at the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.